Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Cyber Supply Inc., on Form S-1, of our report dated April 21, 2008 for the financial statements of Cyber Supply Inc. as of February 29, 2008, and for the period from February 12, 2008 (inception) to February 29, 2008. We also consent to the reference to us under the heading “Experts” in this registration statement.

MALONE & BAILEY, PC

www.malone-bailey.com
Houston, Texas

April 22, 2008